UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2010

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 11, 2010, Hewitt Associates, Inc., a Delaware corporation (the “Company” or “Hewitt”), issued a press release announcing that it has set a date for a special meeting of its stockholders to consider and vote on a proposal to approve and adopt the previously announced Agreement and Plan of Merger, dated as of July 11, 2010 (the “Merger Agreement”), among the Company, Aon Corporation, a Delaware corporation (“Aon”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Merger Sub”), and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon (“Merger LLC”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Hewitt, with Hewitt surviving as a wholly owned subsidiary of Aon (the “Merger”), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of Aon. In addition to the approval of Hewitt’s and Aon’s stockholders, the completion of the transaction is subject to various customary closing conditions, including the receipt of certain regulatory approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain approvals by foreign governmental entities).

The special meeting of stockholders of the Company will be held on September 20, 2010. All Hewitt stockholders of record at the close of business on August 16, 2010, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Aon and Hewitt. In connection with the proposed transaction, on July 26, 2010, Aon filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which included a preliminary joint proxy statement of Aon and Hewitt that also constitutes a preliminary prospectus of Aon. Aon intends to file with the SEC a definitive joint proxy statement/prospectus, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. Aon and Hewitt will each mail the definitive joint proxy statement/prospectus to its stockholders. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either Aon or Hewitt with the SEC regarding the proposed transaction when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

i

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release of the Company issued on August 11, 2010.

ii

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Russell P. Fradin
Name:	Russell P. Fradin
Title:	Chief Executive Officer

Date: August 11, 2010

iii

Exhibit Index

Number	Description

99.1	Press release of the Company issued on August 11, 2010.

iv